As filed with the Securities and Exchange Commission on March 18, 2020
Registration No. 333‑236757

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 1 TO
FORM S‑3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRICKELL BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-0948554 (I.R.S. Employer Identification No.)
5777 Central Avenue
Suite 102
Boulder, CO 80301
(720) 505-4755
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert B. Brown
Chief Executive Officer
5777 Central Avenue
Suite 102
Boulder, CO 80301
(720) 505-4755
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Anna T. Pinedo, Esq. Brian D. Hirshberg, Esq. Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 Telephone: (212) 506‑2500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐
If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐
If this Form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:     ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐
CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common stock, par value $0.01 per share	1,556,420	$2.53	$3,937,743	$511.12

(1)
Consists of 950,000 shares of common stock and 606,420 shares of common stock issuable upon the exercise of a warrant to initially purchase such shares of common stock at an exercise price of $0.01 per share (the “Series A Warrant”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee, based on the average of the $2.73 (high) and $2.33 (low) prices for our common stock as quoted on The Nasdaq Capital Market on February 27, 2020, in accordance with Rule 457(c) under the Securities Act.

(3)	The registration fee was paid on February 28, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 18, 2020
PROSPECTUS

1,556,420 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholder identified in the section entitled “Selling Stockholder” of up to an aggregate of 1,556,420 shares of our common stock, including 950,000 shares held by the selling stockholder and 606,420 shares issuable to the selling stockholder upon exercise of the Series A Warrant.
The shares of common stock described in this prospectus or in any supplement to this prospectus may be sold from time to time pursuant to this prospectus by the selling stockholder in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or prices subject to change, or at negotiated prices. See “Selling Stockholder” and “Plan of Distribution.” We cannot predict when or in what amounts the selling stockholder may sell any of the shares offered by this prospectus.
We are not selling any shares of our common stock, and we will not receive any of the proceeds from the sale of shares by the selling stockholder. The selling stockholder will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the U.S. Securities and Exchange Commission. The registration of the shares of our common stock does not necessarily mean that any of such shares will be offered or sold by the selling stockholder.
A supplement to this prospectus may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents we incorporate by reference, carefully before you invest.
Our common stock is listed on The Nasdaq Capital Market under the symbol “BBI.” On March 17, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.28.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March  , 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholder named in this prospectus or any supplement to this prospectus may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of our common stock. The selling stockholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms upon which the securities are being offered. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” below.
We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement, together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” before purchasing any securities.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, “Brickell,” the “Company,” “we,” “us” and “our” refer to Brickell Biotech, Inc. and its consolidated subsidiaries, except where the context otherwise requires.

CAUTIONARY NOTE CONCERNING FORWARD‑LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain forward‑looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to provide management’s current expectations or plans for future operating and financial performance based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “assume,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “may,” “should,” “see,” “guidance,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties and other factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, risks and uncertainties detailed in the section titled “Risk Factors” beginning on page 6. The statements made in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, regarding the following subject matters are forward-looking by their nature:

•	our expected cash position and our ability to obtain financing in the future on satisfactory terms or at all;

•	estimates of our expenses and capital requirements;

•	expectations regarding the successful development, regulatory approval and commercialization of sofpironium bromide and our early stage product candidates;

•	expectations regarding the results and timing of results of clinical trials for sofpironium bromide and our other product candidates;

•	expectations regarding the potential market size, opportunity and growth potential for sofpironium bromide and our early stage product candidates;

•	expectations regarding the degree of physician and patient adoption, reimbursement and use of sofpironium bromide following approval, if received;

•	our relationship with, and expectations of, our product development partners and licensors;

•	expectations regarding the safety, efficacy and quality of our early stage product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to acquire, establish, maintain and enforce for intellectual property rights covering our product candidates and technology;

•	developments relating to our competitors; and

•	any future litigation or threat of litigation.
The preceding list is not intended to be an exhaustive list of all forward-looking statements in this prospectus and any accompanying prospectus supplement. You should read this prospectus and any accompanying prospectus supplement with the understanding that actual future results, levels of activity, performance and achievements may be materially different from what is currently expected. We qualify all of the forward-looking statements by these cautionary statements. Additional factors that could cause results to differ materially from those described above can be found in the reports and information that we file with the SEC from time to time.

SUMMARY INFORMATION
This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein.
Company Overview
We are a clinical-stage pharmaceutical company focused on the development of innovative and differentiated prescription therapeutics for the treatment of debilitating skin diseases. Our pipeline consists of potential novel therapeutics for hyperhidrosis and other prevalent dermatological conditions. Our executive management team and board of directors bring extensive experience in product development and global commercialization, having served in leadership roles at large global pharmaceutical companies and biotechs that have developed and/or launched successful products, including several that were first-in-class and/or achieved iconic status, such as Cialis®, Taltz®, Gemzar®, Prozac®, Cymbalta® and Juvederm®.
Our pivotal Phase 3-ready clinical-stage product candidate, sofpironium bromide, is a proprietary new molecular entity. It belongs to a class of medications called anticholinergics. Anticholinergics block the action of acetylcholine, a chemical that transmits signals within the nervous system that are responsible for a range of bodily functions, including activation of the sweat glands. Sofpironium bromide was retrometabolically designed. Retrometabolic drugs are designed to exert their action topically and are potentially rapidly metabolized once absorbed into the blood. This proposed mechanism of action may allow for highly effective doses to be used while limiting systemic side effects. We intend to develop sofpironium bromide as a potential best in-class, self-administered, once-daily, topical therapy for the treatment of primary axillary hyperhidrosis. Hyperhidrosis is a life-altering condition of sweating beyond what is physiologically required to maintain normal thermal regulation. It is believed to be caused by an overactive cholinergic response of the sweat glands and affects an estimated 15.3 million, or 4.8%, of the U.S. population. According to a 2016 update on the prevalence and severity of hyperhidrosis in the United States by Doolittle et al., axillary (underarm) hyperhidrosis, which is the targeted first potential indication for sofpironium bromide, is the most common occurrence of hyperhidrosis, affecting approximately 65% of patients in the United States or an estimated 10 million individuals.
We and our development partner in Asia, Kaken Pharmaceutical Co. Ltd., (“Kaken”), have conducted 19 clinical trials of sofpironium bromide gel that encompass over 1,300 subjects in the United States and Japan. These trials evaluated the potential safety, tolerability, pharmacokinetics (PK), and efficacy of sofpironium bromide gel in adult and pediatric primary axillary hyperhidrosis patients and healthy adult subjects. Under our License, Development and Commercialization Agreement with Kaken, dated March 31, 2015, (the “Kaken Agreement”) in exchange for paying us an upfront, nonrefundable payment, we granted Kaken the exclusive right to develop, manufacture and commercialize sofpironium bromide in Japan and certain other Asian countries. In March 2019, Kaken completed a Phase 3 trial in patients with primary axillary hyperhidrosis in Japan, achieving statistical significance (p<0.05) on all primary and secondary endpoints. In January 2020, we announced that Kaken submitted a new drug application (“NDA”) for approval in Japan of manufacturing and marketing of sofpironium bromide for primary axillary hyperhidrosis.
Based on the positive results in the clinical trials for sofpironium bromide globally to date, we intend to initiate two pivotal Phase 3 clinical trials in up to 350 subjects per trial with primary axillary hyperhidrosis in the United States, subject to obtaining substantial additional funding. Assuming the results of the Phase 3 clinical trials are favorable, we plan thereafter to submit an NDA to the U.S. Food and Drug Administration (the “FDA”), for the treatment of primary axillary hyperhidrosis by sofpironium bromide.
Our common stock trades on The Nasdaq Capital Market under the symbol “BBI.” Our principal executive offices are located at 5777 Central Avenue, Suite 102, Boulder, Colorado 80301, our telephone number is (720) 505-4755 and our corporate website address is www.brickellbio.com. Our website and the information contained on or accessible through our website are not part of this document. We have included our website address in this prospectus solely as an inactive textual reference.
Securities Purchase Agreement
On February 17, 2020, we and Lincoln Park Capital Fund, LLC (“Lincoln Park”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which, Lincoln Park agreed to purchase, and we agreed to sell, upon the terms and subject conditions stated therein (i) an aggregate of 950,000 shares of our common stock (the “Common

Shares”) (ii) a warrant to initially purchase an aggregate of up to 606,420 shares of common stock at an exercise price of $0.01 per share (the “Series A Warrant”) and (iii) a warrant to initially purchase an aggregate of up to 1,556,420 shares of our common stock at an exercise price of $1.16 per share (the “Series B Warrant” and together with the Series A Warrant, the “Warrants”), in each case in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, for an aggregate gross purchase price of $2.0 million. The sale of the Common Shares and the Warrants closed on February 20, 2020 (the “Closing Date”).
The Series A Warrant is exercisable from the Closing Date and thereafter at any time during the five-year period following the Closing Date. The Series B Warrant will become exercisable upon the six-month anniversary of the Closing Date and thereafter at any time during the five-year period following the Closing Date. If a resale registration statement covering the shares of common stock underlying either of the Warrants is not effective and available at the time of exercise for either Warrant, such Warrant may be exercised by means of a “cashless” exercise formula.
Also on February 17, 2020, and in connection with the Securities Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park, pursuant to which we agreed, inter alia, to register the Common Shares and the shares of common stock underlying the Series A Warrant for resale by Lincoln Park under the registration statement of which this prospectus is a part. The shares underlying the Series B Warrant are not being registered hereunder and are not required to be Registered under the Registration Rights Agreement.

RISK FACTORS
An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Information Incorporated by Reference.” In particular, you should consider the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as those risk factors are amended or supplemented by our subsequent filings with the SEC. This prospectus also contains forward-looking statements that involve risks and uncertainties.  Please read “Cautionary Note Concerning Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below or in any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement.  If any of these risks occur, this could expose us to liability, and our business, financial condition or results of operation could be adversely affected. As a result, you could lose all or part of your investment.

USE OF PROCEEDS
This prospectus relates to the offer and sale from time to time of up to an aggregate of 1,556,420 shares of common stock for the account of the selling stockholder referred to in this prospectus, including 950,000 shares held by the selling stockholder and 606,420 shares issuable to the selling stockholder upon exercise of the Series A Warrant. We will not receive any of the proceeds from the sale of any shares of common stock offered by the selling stockholder under this prospectus. Any proceeds from the sale of shares of common stock under this prospectus will be received by the selling stockholder. However, we received proceeds of $2.0 million from our sale of Common Shares and the Warrants to the selling stockholder pursuant to the Securities Purchase Agreement. These proceeds received from our sale of common stock and warrants to the selling stockholder under such securities purchase agreement, as amended, will be used for working capital and general corporate purposes. The aggregate exercise price of the Series A Warrant, except for a nominal exercise price of $0.01 per share, was pre-funded by the selling stockholder on the Closing Date, and consequently, no additional consideration other than the nominal exercise price of $0.01 per share is required to be paid to exercise the Series A Warrant. Please see “Selling Stockholder.”

DESCRIPTION OF CAPITAL STOCK
As of February 27, 2020, our restated certificate of incorporation authorizes us to issue 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of February 27, 2020, 9,666,898 shares of common stock were outstanding, along with (i) warrants issued and outstanding to purchase one share of our common stock at an exercise price of $0.07 per share, 490,683 shares of our common stock at an exercise price of $10.36 per share and 9,005 shares of our common stock at an exercise price of $33.31 per share; (ii) the Series A Warrant issued and outstanding to purchase 606,420 shares of our common stock at an exercise price of $0.01 per share; (iii) the Series B Warrant issued and outstanding to purchase 1,556,420 shares of our common stock at an exercise price of $1.16 per share; (iv) 1,753,661 options issued and outstanding to purchase our common stock at a weighted average exercise price of $12.42 per share; and (v) 25,880 restricted stock units issued and outstanding. No shares of preferred stock were outstanding.
Common Stock
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. The holders of our common stock are entitled to receive ratably the dividends, if any, that may be declared from time to time by our board of directors out of funds legally available for such dividends. In the event of a liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to share ratably in all assets remaining after payment of liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of preferred stock.
Holders of our common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All the outstanding shares of common stock are, and all shares of common stock offered, when issued and paid for, will be validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock.
Anti-Takeover Provisions
Delaware Anti-Takeover Law
We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers of the corporation and (b) shares issued under employee stock plans under which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaws
Some provisions of our restated certificate of incorporation and amended and restated bylaws could also have anti-takeover effects. These provisions:

•	provide for a board comprised of three classes of directors with each class serving a staggered three-year term;

•	authorize our board of directors to issue preferred stock from time to time, in one or more classes or series, without stockholder approval;

•	require the approval of at least two-thirds of our outstanding voting stock to amend specified provisions of our restated certificate of incorporation;

•	require the approval of at least two-thirds of our total number of authorized directors, or two-thirds of our outstanding voting stock, to amend our amended and restated bylaws;

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provide that special meetings of our stockholders may be called only by our Chief Executive Officer, or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

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do not include a provision for cumulative voting for directors (under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors).

The Nasdaq Capital Market Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “BBI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, Massachusetts 02021 and its telephone number is (800) 522-6645.

SELLING STOCKHOLDER
This prospectus relates to the offer and sale from time to time by the selling stockholder identified below of up to an aggregate 1,556,420 shares of our common stock. The shares of our common stock issued and sold (and to be issued and sold upon exercise of the warrants) to the selling stockholder were offered and sold pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.
We do not know how long the selling stockholder will hold the shares before selling them or how many shares the selling stockholder will sell and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of common stock registered under the registration statement of which this prospectus is a part.
The following table sets forth the maximum number of shares of our common stock to be sold by the selling stockholder. The table also sets forth the name of the selling stockholder, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such selling stockholder after completion of the offering.
We prepared the table based on information provided to us by the selling stockholder. We have not sought to verify such information. Additionally, the selling stockholder may have sold or transferred some or all of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholder may also change over time.
Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)(2)		Shares of Common Stock Being Offered Hereby(4)	Shares of Common Stock Beneficially Owned After Completion of the Offering(5)
Name of Selling Stockholder	Number	Percent(3)	Number	Number	Percent(3)
Lincoln Park Capital Fund, LLC	965,723	9.99%	1,556,420	0	0%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of the selling stockholder, securities that are currently exercisable into shares of our common stock, or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding.

(2)
Ownership prior to the offering consists of (i) 950,000 shares directly owned by the selling stockholder, (ii) 15,723 shares issuable upon the exercise of the Series A Warrant held by the selling stockholder, which is subject to beneficial ownership limitations which restrict the exercise of the Series A Warrant if, as a result of such exercise, the selling stockholder, the holder, together with its affiliates and any other person whose beneficial ownership of common stock would be aggregated with the selling stockholder for purposes of Section 13(d) of the Exchange Act would exceed 9.99% of the number of shares of our common stock outstanding. Does not include (i) any shares of common stock underlying the Series A Warrant which are not exercisable due to beneficial ownership limitations or (ii) any shares of common stock underlying the Series B Warrant because the Series B Warrant is not exercisable until the six-month anniversary of the Closing Date, which is more than 60 days from the date of this prospectus.

(3)	Calculated based on 9,666,898 shares of our common stock outstanding on February 27, 2020.

(4)	The number of shares being offered hereby includes 606,420 shares issuable to the selling stockholder upon exercise of the Series A Warrant.

(5)
Does not include any shares underlying the Series B Warrant because the Series B Warrant is not exercisable until the six-month anniversary of the Closing Date, which is more than 60 days from the date of this prospectus. Because the selling stockholder is not obligated to sell all or any portion of the shares of our common stock shown as offered by it, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholder upon completion of this offering. However, for purposes of this table, we have assumed that all shares of common stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that the selling stockholder does not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

PLAN OF DISTRIBUTION
The shares of common stock listed in the table appearing under “Selling Stockholder” are being registered to permit the resale of the shares by the selling stockholder from time to time after the date of this prospectus. There can be no assurance that the selling stockholder will sell any or all of the common stock offered hereby. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder. We will pay substantially all of the expenses incident to this offering of the shares by the selling stockholder to the public other than commissions and discounts of underwriters, brokers, dealers or agents.
The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on any national securities exchange or over-the-counter market on which the shares of common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•	in “at the market” offerings to or through market makers into an existing market for the shares;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions otherwise than on such exchanges or in the over-the-counter market;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law.
In addition, the selling stockholder may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made pursuant to this prospectus. For example, the selling stockholder may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholder;

•	sell shares short itself and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•
write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

•
enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

•	lend or pledge the shares to a broker, dealer or other financial institution, which may sell the shares under this prospectus.
In effecting sales, brokers-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate. If the selling stockholder effects such transactions by selling the common stock to or through underwriters, broker-

dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
The selling stockholder and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.
In order to comply with the securities laws of some states, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us and the selling stockholder against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).
We incorporate by reference the following documents or information that we have filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 18, 2020;

•	our current reports on Form 8‑K filed with the SEC on February 10, 2020 and February 18, 2020 (in each case, except for information contained therein which is furnished rather than filed);

•	our preliminary proxy statement on Schedule 14A filed with the SEC on March 18, 2020; and

•
the description of our common stock contained in our registration statement on Form S-8 filed with the SEC on September 10, 2019, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Brickell Biotech, Inc.
5777 Central Avenue
Suite 102
Boulder, CO 80301
(720) 505-4755
E-mail: investorrelations@brickellbio.com
You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.brickellbio.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

LEGAL MATTERS
The validity of the common stock and certain other legal matters will be passed upon for us by Mayer Brown LLP, New York, New York.
EXPERTS
The consolidated financial statements of Brickell Biotech, Inc. appearing in Brickell Biotech, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

1,556,420 Shares of Common Stock

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates:

	Amount to be paid
SEC registration fee	$511
Printing expenses	5,000	*
Legal fees and expenses	50,000	*
Accounting fees and expenses	15,000	*
Miscellaneous	—
Total	$70,511

*	Estimates.
Item 15. Indemnification of Directors and Officers.
The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Article XI of the Company’s amended and restated certificate of incorporation provides for indemnification of its directors and officers, and Article V of the Company’s amended and restated bylaws provides for indemnification of its directors, officers, employees and other agents, to the maximum extent permitted by the DGCL. In addition, the Company maintains a policy providing directors’ and officers’ liability insurance.
Section 102 of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for acts related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company.
Item 16. Exhibits.
The list of exhibits following the signature page of this registration statement is incorporated by reference herein.
Item 17. Undertakings.

(1)	The undersigned registrant hereby undertakes:

a.	To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertaking set forth in paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) above do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

b.
That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

c.	To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

e.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	The undersigned registrant hereby undertakes that:

a.
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

b.
For the purpose of determining any liability under the Securities Act, each post‑effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(5)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S‑3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boulder, Colorado, on March 18, 2020.

BRICKELL BIOTECH, INC.

By:	/s/ Robert B. Brown
Robert B. Brown Chief Executive Officer and Attorney-in-Fact
SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Brown and R. Michael Carruthers, and each of them, as his or her true and lawful attorney‑in‑fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys‑in‑fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons on February 28, 2020, in the capacities indicated.

Signature	Title

*	Chief Executive Officer and Director (Principal Executive Officer)
Robert B. Brown

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
R. Michael Carruthers

*	Controller and Chief Accounting Officer
Jose Breton

*	Co-Founder and Chairman of the Board of Directors
Reginald L. Hardy

*	Director
George Abercrombie

*	Director
Dennison T. Veru

*	Director
Vijay B. Samant

*	Director
Gary A. Lyons

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Restated Certificate of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-8 filed with the SEC on September 10, 2019).
4.2
Securities Purchase Agreement, dated February 17, 2020, by and between Brickell Biotech, Inc. and Lincoln Park Capital Fund, LLC (schedules omitted) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2020).

4.3
Series A Warrant issued by Brickell Biotech, Inc. to Lincoln Park Capital Fund, LLC. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (File No. 333-236757) filed with the SEC on February 28, 2020).

4.4
Series B Warrant issued by Brickell Biotech, Inc. to Lincoln Park Capital Fund, LLC. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-236757) filed with the SEC on February 28, 2020).

4.5
Purchase Agreement, dated February 17, 2020, by and between Brickell Biotech, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2020).

4.6
Registration Rights Agreement, dated February 17, 2020, by and between Brickell Biotech, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2020).

5.1	Opinion of Mayer Brown LLP. (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-3 (File No. 333-236757) filed with the SEC on February 28, 2020).
10.1†
License, Development and Commercialization Agreement, as amended, dated March 31, 2015, by and between Brickell Biotech, Inc. and Kaken Pharmaceutical Co., Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.2†
Right of First Negotiation Agreement, as amended, dated March 31, 2015, by and between Brickell Biotech, Inc. and Kaken Pharmaceutical Co., Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.3†
Amended and Restated License Agreement, dated February 17, 2020, by and among Brickell Biotech, Inc., Brickell Subsidiary, Inc., Bodor Laboratories, Inc. and Dr. Nicholas S. Bodor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2020).

10.4†
Settlement Agreement, dated February 17, 2020, by and among Brickell Biotech, Inc., Brickell Subsidiary, Inc., Bodor Laboratories, Inc. and Dr. Nicholas S. Bodor (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2020).

10.5†
UAB Research Foundation License Agreement, as amended, dated June 26, 2012, by and between Brickell Biotech, Inc. and the UAB Research Foundation (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.6†
License Agreement, as amended, dated June 6, 2013, by and among Brickell Biotech, Inc, Orca Pharmaceuticals LLC and the New York University (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.7†
Orca Pharmaceuticals LLC Asset Purchase Agreement, dated November 23, 2015 by and between Brickell Biotech, Inc. and Orca Pharmaceutics (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.8†
Panmira Pharmaceuticals LLC Purchase Agreement, dated January 30, 2015, by and between Brickell Biotech, Inc. and Panmira Pharmaceuticals (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.9
Boulder Lease Agreement, as amended, dated August 4, 2016, by and between Brickell Biotech, Inc. and BMC Properties, LLC (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.10
Employment Agreement, dated November 16, 2018, by and between Brickell Biotech, Inc. and Robert Brown (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.11
Second Amended and Restated Employment Agreement, dated November 27, 2018, by and between Brickell Biotech, Inc. and Andy Sklawer (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.12
Employment Agreement, dated August 1, 2016, and Amendment to Employment Agreement, dated August 28, 2019, by and between Brickell Biotech, Inc. and Deepak Chadha (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.13
Brickell Biotech, Inc. Letter Agreement, dated July 10, 2018 by and between Brickell Biotech Inc. and Jose Breton (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the, SEC on September 3, 2019).

10.14
Employment Agreement, dated July 1, 2019, and Amendment to Employment Agreement, dated August 27, 2019, by and between Brickell Biotech, Inc. and David R. McAvoy (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.15
Employment Agreement, dated August 1, 2019, by and between Brickell Biotech, Inc. and Adam Levy (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

10.16
Settlement and Termination Agreement, dated November 25, 2019, by and between Brickell Subsidiary, Inc., Brickell Biotech, Inc. and NovaQuest Co-Investment Fund X, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2019).

10.17†
U.S. Security Agreement, dated August 31, 2019, by and between Brickell Biotech, Inc. and NovaQuest Co-Investment Fund X, L.P. (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019).

23.1	Consent of Ernst & Young LLP.
23.2	Consent of Mayer Brown LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this registration statement).

†	Certain confidential information contained in this agreement has been omitted because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.